UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

On May 5, 2005, The Cooper Companies, Inc. issued a press release publicly disclosing the following information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein, and this press release shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

In the press release, we included the previously reported Q1 2005 actual earnings per share excluding nonrecurring items and accounting changes of $0.58 which is a non-GAAP financial measure. It is computed from the reported EPS of $0.48 (the most directly comparable GAAP financial measure) by adding $3.722 million of nonrecurring items, net of tax, to reported income for calculating earnings per share of $19.010 million and then dividing by 39.479 million shares.

Internet addresses in this release are for information purposes only and are not intended to be hyperlinks to other Cooper information.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 5, 2005 of The Cooper Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Rodney E. Folden
Rodney E. Folden
Corporate Controller
(Principal Accounting Officer)

Dated: May 6, 2005

EXHIBIT INDEX

Exhibit No.	Description	Sequentially Numbered Page
99.1	Press Release dated May 5, 2005 of The Cooper Companies, Inc.